UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 28, 2005

UNITED STATES LIME & MINERALS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-4197	75-0789226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13800 MONTFORT DRIVE, SUITE
330, DALLAS, TEXAS	75240
(Address of principal executive offices)	(Zip Code)

(972) 991-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 28, 2005, United States Lime & Minerals, Inc. (the “Company”) entered into an agreement to acquire O-N Minerals (St. Clair) Company (“St. Clair”). The Company funded the St. Clair acquisition with an advance from its ten-year $20,000,000 multiple advance term loan (the “Draw Term Loan”) pursuant to the Company’s credit agreement with Wells Fargo Bank, N.A. as Administrative Agent.
     A description of the acquisition is included below in Item 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS and is hereby incorporated by reference in response to this Item. A description of the advance is included below under ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT and is hereby incorporated by reference in response to this Item.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     Effective December 29, 2005, the Company acquired all of the issued and outstanding capital stock of St. Clair from a wholly-owned subsidiary of Oglebay Norton Company for $14,000,000 in cash, plus transaction costs. The purchase price is subject to a working capital adjustment. Prior to this acquisition, the parties had no material relationship.
     St. Clair mines high-quality limestone and then processes it for sale as pulverized limestone and quicklime from its mine and manufacturing facilities located in Marble City, Oklahoma, which have rail access. St. Clair has been renamed U.S. Lime Company – St. Clair.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The Company funded the St. Clair acquisition with a $15,000,000 advance from the Draw Term Loan. This was the first advance on the Draw Term Loan, which bears interest, at the Company’s option, at either LIBOR plus a margin of 1.25% to 2.50%, or the Lender’s Prime Rate plus a margin of minus 0.50% to plus 0.50%. The margins are determined quarterly in accordance with a defined rate spread based upon the ratio of the Company’s average total funded senior indebtedness for the preceding four quarters to earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the twelve months ended on the last day of the most recent calendar quarter. The Company continued its hedging program utilizing interest rate swaps by entering into an interest rate swap agreement to fix the LIBOR rate at 4.875% on the $15,000,000 Draw Term Loan balance beginning December 30, 2005 and continuing through maturity, resulting in an interest rate of 6.625% based on an expected LIBOR margin of 1.75%.
     Beginning March 31, 2007, the Company is required to repay the $15,000,000 Draw Term Loan balance in thirty-five consecutive quarterly principal payments of $312,500, which equates to a 12-year amortization, with the remaining principal balance being due and payable on the December 31, 2015, the maturity date.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial statements of business acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K by the required due date for such amendment.
(b)	Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K by the required due date for such amendment.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006	UNITED STATES LIME & MINERALS, INC.
	By:	/s/ M. Michael Owens
M. Michael Owens, Vice President and
Chief Financial Officer

3